UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2009

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Waverly Street

Cambridge, Massachusetts 02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Share Purchase Agreement

On March 3, 2009, we and our wholly-owned subsidiary, Vertex Pharmaceuticals (Canada) Incorporated, entered into a Share Purchase Agreement with ViroChem Pharma Inc., referred to herein as ViroChem, a corporation organized under the laws of Canada, the shareholders of ViroChem, and a representative of certain of the securityholders of ViroChem, pursuant to which we have agreed, subject to customary closing conditions, to purchase all of the issued and outstanding securities of ViroChem for an aggregate purchase price of approximately $100 million in cash and approximately 9.9 million shares of our common stock, subject to adjustment as described below.  The transaction is expected to close as soon as practicable.

The actual number of shares of stock to be issued will be governed by a formula based on an average of our share prices prior to the acquisition closing, but will not exceed approximately 11.0 million shares.

The share purchase agreement contains customary representations, warranties and covenants of the parties.

The share purchase agreement may be terminated prior to the closing in the following circumstances: (i) upon a breach of a representation and warranty or covenant that has not been cured within 30 days of notification; (ii) upon the written consent of all parties; (iii) upon the occurrence of a material adverse effect in respect of ViroChem; (iv) upon the occurrence of a material adverse effect in respect of us as a result of clinical trial data, intellectual property protection or litigation related to telaprevir or any material legal proceeding relating to our hepatitis C program; (v) if a court or government authority permanently enjoins the transaction; or (vi) if the closing does not occur by the termination date set forth in the agreement.  Upon termination, subject to certain limited exceptions, the parties shall no longer have any further obligations toward one another pursuant to the share purchase agreement; provided, however, that no party shall be relieved of any liability for breaches that may have occurred prior to such termination.

Registration Rights Agreement

In connection with the share purchase agreement, we also agreed to enter into a Registration Rights Agreement with ViroChem and its securityholders, pursuant to which we will agree to prepare and file a registration statement on Form S-3 with the Securities and Exchange Commission covering the immediate resale of the shares being issued in the transaction.  Under the registration rights agreement, we will agree to file the registration statement within one business day following the closing, or, if audited financial statements of ViroChem are required to be included in the registration statement, within three business days of the receipt of such financial statements in the form required to be included therein.  If the registration statement is not filed within the agreed-upon time period, we would be subject to significant per diem penalties.  We also will agree to pay all registration expenses incurred by us in connection with the registration.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.  The shares will be issued in reliance upon the exemptions set forth in Regulation S and Regulation D promulgated under the Securities Act of 1933, as amended.

Item 8.01.  Other Events.

On March 3, 2009, we entered into a share purchase agreement to acquire privately-held ViroChem, which is described above under Item 1.01 of this Current Report on Form 8-K.   ViroChem has two HCV polymerase inhibitors, VCH-222 and VCH-759, which are currently in Phase 1 clinical development.  We expect to begin clinical evaluation of novel combination regimens of our HCV protease inhibitor telaprevir, currently in Phase 3 clinical development, with VCH-222 and/or VCH-759 in the second half of 2009.

VCH-222 is a polymerase inhibitor that recently completed a Phase 1 viral kinetic clinical trial in HCV patients. In this clinical trial involving five treatment-naive genotype 1a and 1b HCV infected patients, VCH-222 dosed as 750 mg twice daily resulted in a median 3.7 log10 decrease in HCV RNA - equivalent to a 5,000-fold reduction in virus in the blood - at the end of three days of dosing. The results were consistent from patient to patient, and across HCV genotype 1 subtypes.  In clinical evaluations of VCH-222 to date, no serious adverse events have been observed. VCH-222 has completed 28-day non-clinical toxicology studies in two species.

VCH-759 is a polymerase inhibitor that has completed Phase 1b clinical development. In a Phase 1b trial reported at a medical conference in 2007, VCH-759 dosed as 800 mg three times daily showed a mean maximal 2.5 log10 reduction in HCV RNA and a median 1.7 log10 reduction in HCV RNA at the end of 10 days. In clinical evaluations of VCH-759 to date, no serious adverse events have been observed. VCH-759 has completed 28-day non-clinical toxicology studies.

This current report contains forward-looking statements, including the statements regarding our (i) expectation that the acquisition of ViroChem will be completed as soon as practicable; and (ii) plan to begin evaluation of novel combination regimens the second half of 2009.  While we believe the forward-looking statements contained in this current report are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements. Those risks and uncertainties include, among other things, that the transaction contemplated by this current report might not be completed, that we may not obtain the benefits we expect to obtain from this transaction for a variety of reasons including the possibilities that we may not be able to successfully develop combination therapies involving telaprevir and the drug candidates that we are acquiring in this transaction and that early clinical trials and in vitro data regarding VCH-222 and VCH-759 may not be predictive of results that may be obtained from large clinical trials involving VCH-222 and/or VCH-759, and the other risks listed under Risk Factors in our annual report and quarterly reports filed with the Securities and Exchange Commission and available through our website at www.vrtx.com. We disclaim any obligation to update the information contained in this press release as new information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: March 9, 2009	/s/ Kenneth S. Boger
Kenneth S. Boger
Senior Vice President and General Counsel